Exhibit 10.1

Merchant Receivables Purchase and Security Agreement

THIS RECEIVABLES PURCHASE AND SECURITY AGREEMENT

(the “Agreement”) is made effective as of:

December __, 2020

BY AND BETWEEN:

CHANGE CAPITAL HOLDINGS I, LLC

(a Delaware limited liability company)

600 Madison Ave., Suite 1802, New York, NY 10022

(“Company”)

- and -

RECRUITER.COM GROUP, INC.

(a Delaware corporation)

-and-

RECRUITER.COM, INC.

(a Delaware corporation)

-and-

RECRUITER.COM RECRUITING SOLUTIONS LLC

(a Delaware limited liability company)

-and-

VOCAWORKS, INC.

(a New Jersey corporation)

All Located at: 123 Farmington Ave., Bristol, CT 06010

and its affiliated companies, guarantors, subsidiaries, successors and assigns

(jointly and severally, “Merchant”)

WHEREAS, Merchant wishes to sell, assign and transfer, without recourse (except to the extent provided herein), and Company wishes to purchase, for the purchase price set out below (“Purchase Price”), Merchant’s entire right, title and interest in a percentage specified herein of each of Merchant’s future receivables (“Future Receivables”) owed to Merchant until the amount specified below, which amount includes fees due at signing as set forth in Appendix A – Fee Schedule attached hereto (“Specified Amount”) has been paid to the Company (“Purchased Receivables”) at the draw rate (“Draw Rate”) specified below:

Purchase Price:	$225,000.00
Specified Amount:	$283,500.36
Weekly Draw Rate:	$5,451.93
Estimated Draw Duration:	52 Weeks
Draw Frequency:	Weekly

NOW THEREFORE, Company and Merchant agree as follows:

1. Transaction

1.1 To the extent the Purchased Receivables or Future Receivables include credit card, cash or other accounts receivable, the purchase and sale of the Purchased Receivables pursuant hereto shall constitute a sale of accounts as such term is used in Article 9 of the Uniform Commercial Code (“UCC”), which sales are absolute and irrevocable, and provide the Company with the full benefits of ownership of Purchased Receivables. Merchant has no right to repurchase or resell the Purchased Receivables.

1.2 In connection with the foregoing purchase and sale, Merchant hereby irrevocably authorizes the Company to file one (1) or more financing or continuation statements, or amendments thereto, without the signature of the Merchant where permitted by law, as may be necessary or appropriate to perfect and maintain the perfection of the Company’s ownership interest in the Purchased Receivables.

1.3 Merchant and Guarantor understand and acknowledge that this Agreement constitutes a purchase of Merchant’s receivables and is not a loan agreement. Merchant and Guarantor further agree that neither this Agreement nor the transaction set forth in the Agreement is intended to be or shall be deemed a loan or loan agreement. Merchant and Guarantor further agree that Merchant and Guarantor will not assert, in any lawsuit or other proceeding that this Agreement or the transaction set forth in the Agreement is a loan, and Merchant and Guarantor agree to indemnify and hold the Company harmless from all expenses, damages, costs or fees resulting from any such assertion by Merchant and/or Guarantor.

1.5 Merchant acknowledges receipt of and agrees to the Fee Schedule included as Appendix A to this Agreement, and specifically agrees that the fees due at signing shall be due, payable and earned by the Company at signing as part of the consideration for the transaction set forth herein. Merchant agrees to be liable for and pay all contingent fees set forth in the Fee Schedule in the event the applicable contingency is met.

2. Security Interest in Purchased Receivables

2.1 In the event that this Agreement does not constitute a valid sale, assignment, transfer and conveyance of all right, title and interest of Merchant in the Purchased Receivables, despite the intent of the parties hereto, the Merchant hereby grants a “security interest” (as defined in the UCC) in the Purchased Receivables, effective as of the date of this Agreement, and the parties agree that this Agreement shall constitute a security agreement under the UCC. Merchant hereby irrevocably authorizes the Company to file one or more financing or continuation statements, and amendments thereto, without the signature of Merchant where permitted by law, as may be appropriate or necessary to perfect and maintain the perfection of Company’s security interest in the Purchased Receivables.

3. Processing

3.1 Merchant authorizes the Company and/or its affiliates, agents, or servicers to initiate electronic debit or credit entries through the ACH system to Merchant’s Account or any other depository account maintained by Merchant wherever located to satisfy Merchant’s obligations to convey a portion of the Purchased Receivables under this Agreement. Merchant may only terminate this authorization by giving the Company thirty (30) days advance written notice of termination. Company will collect the Purchased Receivables and any other fees or charges associated therewith by ACH entries to Merchant’s Account unless Company advises Merchant in writing that it is obtaining the Purchased Receivables directly from Merchant’s credit card processor as set forth below.

3.2 Merchant also authorizes its credit card processor(s) to deposit the Purchased Receivables directly into the Company’s account in accordance with this Agreement, as designated by the Company. Such authorization shall be irrevocable, absolute and unconditional. Merchant acknowledges and agrees that its credit card processor(s) may provide the Company with certain of Merchant’s financial information as permitted by law and the Processor Agreement. Merchant agrees that its credit card processor(s) may charge and collect its processing fees and the Specified Percentage on a daily discounted basis.

4. Due Diligence

4.1 Merchant authorizes the Company to conduct background, onsite and financial examinations of Merchant, which may include, but is not limited to, address verifications for up to ten (10) years; verification of the status of the licenses, permits, authorizations and/or governmental filings of Merchant; verification of insurance coverage; verification of good business practices through the appropriate agencies; and a search for bankruptcies, liens or judgments in all jurisdictions where Merchant has conducted business.

4.2 Any onsite examination may include, but is not limited to, verification that business is conducted as Merchant represents, at all sites where it conducts business. Such examination shall be conducted upon reasonable prior notice to Merchant, and only during reasonable business hours.

4.3 Any financial examination may include, but is not limited to, a review of Merchant’s current financial statements, its most recent annual reports, tax returns for the previous three (3) years, and all documentation supporting employee bonds and insurance policies.

4.4 Merchant shall provide the Company with information sufficient to allow the Company to obtain read or view only access to Merchant’s operational bank account during the term of this Agreement for due diligence purposes and for ensuring Merchant’s compliance with this Agreement. The Company agrees to access Merchant’s account only for purposes of this Agreement, and the Company will not access the account after Merchant’s obligations under this Agreement have been fulfilled.

4.5 If Merchant is not publicly held, Company, or its agents, may conduct background and financial examinations of all principals owning ten percent (10%) or more of Merchant. Such examinations may include, but are not limited to, a review of information regarding criminal history for all jurisdictions where the principal has resided and been employed, address verification for all residences, and employment verification. The examination may also include, but is not limited to, a review of the credit standing of the principal, and a search for bankruptcies and judgments in all jurisdictions where the principal has resided or been employed. The review may also include a review of up to three (3) years of personal tax returns.

5. Indemnification

5.1 Merchant hereby indemnifies and holds harmless Merchant’s depository bank, Company’s ACH processing service provider, and the Company, and their respective officers, managers, owners, members, affiliates, employees, agents and representatives (each an “Indemnitee” and collectively the “Indemnitees”) from and against any and all losses, damages, claims, liabilities and expenses, including, but not limited to, reasonable attorney’s fees and costs (including but not limited to the reasonable attorneys’ fees and costs of in-house counsel) incurred by any of the Indemnitees arising from, resulting from, or relating to (i) actions taken in reliance upon information or instructions provided to the Company and/or the credit card processor(s) and their member banks by or on behalf of Merchant, or (ii) termination of this Agreement. In no case will the Indemnitees be liable for any claims asserted against them based on any theory of law or equity for lost profits, revenues, or business opportunities, exemplary, special or consequential damages, each of which is hereby expressly waived by Merchant. However, in the event that any Indemnitee shall be found liable to Merchant, damages shall not, under any circumstances, exceed the Specified Amount.

6. Covenants

6.1 Merchant shall not conduct business under any other name than that disclosed herein and shall not change the location of the business or the state of formation without the Company’s prior written consent. Merchant shall conduct its business in the ordinary course and in substantially the same manner as heretofore conducted, and shall use commercially reasonable efforts to not commit any act that results in a material reduction of its Future Receivables, including, but not limited to, the refusal, for any reason, to accept bona fide credit cards as payment for transactions. Merchant shall not close or divert assets away from the Account, and Merchant shall continue to use the Account in the ordinary course of Merchant’s business. Further, unless and until the Purchased Receivables have been paid in full, Merchant and its owners shall not enter into any transaction involving the sale of Merchant, either by an issuance, sale or transfer of ownership interests in Merchant that results in a change in voting control of Merchant; by a sale or transfer of substantially all of the assets of Merchant; or otherwise. The occurrence of any such event shall constitute a breach of this Agreement.

6.2 If an entity, Merchant is a validly existing entity, in good standing under the laws of the State of where it was incorporated or registered, the person executing this Agreement on behalf of Merchant has full power and complete authority to execute this Agreement on behalf of Merchant, and this Agreement is valid, binding and enforceable against Merchant.

6.3 There are no civil or criminal proceedings pending before any court, government agency, arbitration panel, or administrative tribunal or, to Merchant’s or Guarantor’s knowledge, threatened against Merchant or Guarantor, which may result in any materially adverse change in the business, property or financial condition of Merchant or Guarantor.

6.4 Merchant is in compliance with any and all applicable federal, state and local laws and regulations, and possesses and is in compliance with any and all permits, authorizations and licenses to own, operate and lease its properties, and to conduct the business in which it is presently engaged. Merchant possesses insurance in such amounts and against such risks as is necessary to protect its business and that are customary for comparable companies engaged in Merchant’s line of business.

6.5 Merchant has filed or caused to be filed any and all federal, state, local and foreign tax returns which are required to be filed, and has paid or caused to be paid any and all taxes as shown on such returns or on any assessment received by Merchant to the extent that such taxes have become due, and Merchant has no knowledge of any material liability for any tax to be imposed on Merchant or any of its assets or properties for which adequate provision has not been made in its financial statements.

6.6 Each Future Receivable, when created, shall be a legal, valid and binding obligation of Merchant. No sale of a Purchased Receivable will constitute a fraudulent transfer or a fraudulent conveyance or will otherwise be void or voidable under similar laws or principles, the doctrine of equitable subordination, laws regarding preferential transfers, or for any other reason.

6.7 Merchant shall not, without the prior and express written consent of the Company: (i) grant any extension of time for payment of any of the Purchased Receivables; (ii) compromise, write-down, write off or otherwise settle any of the Purchased Receivables for less than the full amount thereof; (iii) release any debtor or account associated with the Purchased Receivables; or (iv) grant any credits, offsets, reductions, return authorizations or the like with respect to any of the Purchased Receivables.

6.8 Merchant and Guarantor shall not sell, encumber, dispose of or create any lien on any asset of Merchant or Guarantor that serves as security under this Agreement. Merchant and Guarantor agree to maintain insurance on all insurable property owned by Merchant or Guarantor that serve as security under this Agreement in amounts and types acceptable to the Company and in line with common practices in Merchant’s industry.

6.9 Merchant shall indemnify the Company for any loss arising out of any claim of avoidance (including but not limited to Company’s attorney’s fees and costs incurred by external and in-house counsel), including any claim in connection with applicable bankruptcy laws, from any debtor associated with the Purchased Receivables.

6.10 Merchant and Guarantor shall not use any portion of the funds paid to Merchant under this Agreement for any household, personal, family or non-business use.

6.11 Merchant and Guarantor represent and warrant that any and all representations made in: Merchant’s Application Form; this Agreement; and any and all financial statements or other materials delivered to the Company by Merchant in connection with this Agreement, are true, complete and correct, and no material fact has been omitted.

6.12 No portion of Merchant’s Future Receivables, or any other assets pledged pursuant to Section 8 hereof, is subject to any lien, security interest, assignment, option or encumbrance, other than the security interest(s) granted to the Company, Merchant’s credit card processor(s), and/or their member banks. There has been no material, adverse changes in Merchant’s business, nor does Merchant or Guarantor have knowledge of any event that may occur in the future that could negatively impact Merchant’s business.

6.13 Merchant has provided the Company with a list of uses of the proceeds paid to Merchant by the Company under this Agreement which sets forth a true, accurate and complete list of Merchant’s intended uses of the proceeds. Each of Merchant and Guarantor have determined that it is in Merchant’s best interest to sell the Purchased Receivables to obtain current funding for the purposes described on the list of uses.

6.14 Each and all of the foregoing representations shall be deemed to be continuing covenants of Merchant and Guarantor and shall remain true and accurate at all times after the date of this Agreement, until the Purchased Receivables have been paid in full.

7. Timing and Method of Funding

7.1 Merchant and the Company agree that the Company shall purchase the Purchased Receivables on a date to be determined by the Company, at its sole discretion, (the “Purchase Date”). Merchant and the Company also agree that the Company, at its sole discretion, may refuse to purchase the Purchased Receivables for any or no reason. Merchant and the Company further agree that the Company shall provide payment through any commercially reasonable method, at the Company’s sole discretion, including, but not limited to, check, federal funds wire, ACH transfer or obtaining the Purchased Receivables directly from Merchant’s credit card processor.

8. Grant of Security Interest in Merchants’ and Guarantor’s Respective Assets

8.1 For valuable consideration, the adequacy and sufficiency of which is hereby acknowledged, Merchant(s) and Guarantor (collectively, the “Debtors”) hereby grant to the Company a continuing security interest in the following, to the extent and in the amount of the Purchased Receivables:

All assets of Debtors including the following property that Debtors now own or shall acquire or create immediately upon the acquisition or creation thereof:  (i) any and all amounts owing to Debtors now or in the future from any customers or any merchant processors processing charges made by customers of Debtors via credit card or debit card transactions; and (ii) all other tangible and intangible personal property of every kind and nature, including but not limited to (a) goods (including but not limited to inventory and equipment), (b) money, (c) investment property, including certificated and uncertified securities, securities accounts, security entitlements, commodity contracts, and commodity accounts, (d) instruments, including promissory notes, (e) chattel paper, including tangible chattel paper and electronic chattel paper, (f) documents (including, if applicable, electronic documents), (g) letter of credit rights, (h) accounts, including but not limited to all receivables, (i) deposit accounts, (j) commercial tort claims, (k) general intangibles, including all payment intangibles and all software, (l) all accounts receivable, (m) trade fixtures, (n) as-extracted collateral as such terms may from time to time be defined in the Uniform Commercial Code, (o) domain names (including but not limited to www.vocaworks.com, www.trulitechnologies.com, and www.recruiter.com) and any and all associated trademarks, goodwill and the right to sue for past, present and future infringements, misappropriations or dilutions of any of the foregoing, (p) copyrights and copyright licenses, patents and patent licenses, all trademarks and trademark licenses, all other licenses, and all renewals of any of the foregoing and any and all associated trademarks, goodwill and the right to sue for past, present and future infringements, misappropriations or dilutions of any of the foregoing, (q) all trade secrets, know-how and other proprietary information, works of authorship and other copyright works (including copyrights for computer software), computer software, and the right to sue for past, present and future infringements, misappropriations or dilutions of any of the foregoing, (r) all accessions, attachments, accessories, parts, supplies, tools, fittings, additions, replacements and substitutions for any of the property described in this Section 8.1, (s) all products, proceeds (including insurance proceeds), and collections of any of the property described in this Section 8.1 and (t) all records, data and embedded software relating to any of the property described in this Section 8.1 (collectively, the “Collateral”).

The Company shall have all rights and be entitled to all benefits afforded to a secured creditor under the UCC, or otherwise at law. Nothing contained in this Section 8 shall be construed to change the parties’ intent under this Agreement to affect a final sale of the Purchased Receivables, as opposed to a secured loan or any other type of credit transaction.

8.2 Merchant(s) and Guarantor authorize Company to file UCC Financing Statements or any other form, document or notice, or a copy of this Agreement, to perfect Company’s security interest in any Collateral. At the Company’s request, Merchant and Guarantor additional agree to sign all other documents that are necessary to perfect, protect and continue Company’s security interest in the Collateral. Merchant(s) and Guarantor have agreed to pay all filing fees, title transfer fees, and other fees and costs involved unless prohibited by law or unless Company is required by law to pay such fees and costs. Each of Merchant(s) and Guarantor irrevocably appoint Company as his/its attorney-in-fact, with full authority in the place and stead of Merchant(s) and Guarantor, to execute documents necessary to transfer title upon the occurrence of a breach or termination of this Agreement.

9. Termination

9.1 This Agreement shall be terminated in the event of any of the following:

(a)	Merchant or Guarantor breaches any term or provision of this Agreement;

(b)	Merchant knowingly permits any event to occur that could cause a diversion of any Future Receivables;

(c)	Merchant or Guarantor is found to have made a materially false or incorrect representation, warranty or statement;

(d)	the Company shall fail to have valid and unencumbered ownership in and to the Purchased Receivables; or

(e)	there is any materially adverse change in Merchant’s operation, or any other event which materially affects Merchant’s ability to perform its obligations hereunder.

9.2  In the event of termination of this Agreement, the Company shall have, in addition to all other rights and remedies under this Agreement, all other rights and remedies provided by the UCC, law, equity, or otherwise.

9.3  The Company shall, upon Merchant’s or Guarantor’s default and/or termination, have the right to debit or cause to be debited from any of Merchant’s depository and/or operating bank accounts, without prior notice to Merchant(s), the entire uncollected balance of the Specified Amount from any and all of Merchant’s Future Receivables.

10. No Waiver by Company

10.1 Company shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Company. Any such written waiver shall only be effective for the specific purpose for which it is given. The Company’s failure to exercise any right under this Agreement does not constitute a waiver on the Company’s part to exercise such rights at a later time. Nor shall any singular or partial exercise of any right under this Agreement preclude the Company from any other future exercise of any right.

10.2 The rights and remedies provided hereunder to Company are cumulative, may be exercised singularly or concurrently, and not exclusive of any rights and remedies provided by law, at equity or otherwise. Election by Company to pursue any remedy shall not exclude pursuit of any other remedy.

11. Binding Effect; Assignment

11.1 This Agreement shall be binding upon and inure to the benefit of Merchant, the Company, the Guarantor, and their respective successors and assigns, except that Merchant shall not have the right to assign its rights or obligations or any interest in this Agreement without the prior written consent of the Company, which consent may be withheld in the Company’s sole discretion. Any unauthorized assignment by Merchant shall be null and void. The Company may without the consent of Merchant and upon notice to Merchant, sell and assign all or any portion of all of the rights and obligations or duties of Merchant under this Agreement (an “Assignment”). From and after the effective date of any Assignment, this Agreement shall be deemed amended and modified (without the need for any further action on the part of either party) such that the assignee shall be deemed a party to this Agreement and, to the extent provided in the Assignment, have the rights and obligations of the Company under this Agreement associated with the Assignment, including but not limited to rights to the Company’s receipt of security to secure Merchant’s performance under this Agreement, rights to receive a guarantee from Merchant regarding the full and prompt performance of every Future Receivable under this Agreement and the Company’s right to declare a default or an event of default under this Agreement and to receive damages from Merchant following a breach of the Agreement by Merchant. Notwithstanding the foregoing, unless otherwise notified in writing by any such assignee, Merchant shall not be required to take any action for the direct benefit of an assignee following such Assignment and its obligations under this Agreement shall not be altered thereby. In connection with such assignment, the Company may disclose all information that it has relating to Merchant or its business.

12. Costs and Expenses

12.1 The Company shall be entitled to recover from Merchant and Guarantor any and all reasonable costs and attorney’s fees (including the reasonable attorneys’ fees and costs of in-house counsel and external counsel) associated with and/or resulting from the enforcement of its rights and remedies hereunder, at law, equity, or otherwise . Merchant and Guarantor also shall pay all court courts and such additional fees as may be directed by the court. All such attorneys’ fees and costs are payable by Merchant and Guarantor upon demand. Any payments under an indemnity claim, pursuant to Section 5 herein, shall include all foregoing costs and expenses, as well as interest thereon at a rate of ten percent (10%) per month from the date the obligation is due to the Indemnified Party until the indemnity claim shall be paid.

13. Survival and Further Assurances

13.1 All representations, warranties and covenants herein shall survive the execution and delivery of this Agreement and shall continue in full force and effect until such time as all obligations under this Agreement have been satisfied.

13.2 Merchant and Guarantor agree, from time to time, upon the Company’s request, to make, execute, acknowledge, and deliver to the Company such further and additional instruments, documents, and agreements, and to take such further action as may be required to carry out the intent and purpose of this Agreement.

14. Waiver of Jury Trial

14.1 To the maximum extent permitted by law, the parties hereby irrevocably and unconditionally waive trial by jury in any court presiding over any suit, action or proceeding, whether based on contract, tort or any other theory, in law or in equity, arising out of, relating to or under this Agreement or the transaction contemplated hereby. The parties acknowledge that this waiver is made knowingly, intentionally and voluntarily. The parties have been given ample time and opportunity to seek advice of counsel prior to the execution of this Agreement. The Merchant acknowledges that the Company has been induced to accept this Agreement, by among other things, the Merchant waiver of its right jury trial.

15. Counterparts and Reproductions

15.1 This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall constitute one instrument. This Agreement may be executed by electronic signature. Facsimile, email or other electronic copies (i.e., ‘pdf’ or ‘tif’) of signatures to this Agreement shall be deemed to be originals, and the parties may rely upon such facsimile, email or electronic copies to the same extent as the originals.

16. Entire Agreement

16.1 This Agreement contains the entire understanding of the parties hereto with regard to its subject matter and supersedes all prior agreements and negotiations, whether oral or written, relating to the subject matter hereof and thereof. This Agreement may not be modified without the Company’s written consent and any such modification must be signed by all parties.

17. Severability

17.1 Should any term or provision of this Agreement be deemed invalid, illegal or unenforceable, then such invalid, illegal or unenforceable term or provision shall be null and void, and all other terms and provisions of this Agreement shall continue in full force and effect as though such invalid, illegal or unenforceable term or provision had never been a part hereof.

18. Governing Law, Jurisdiction, Venue

18.1 This Agreement shall be governed by and construed in accordance with the laws of the Delaware without regard to any conflict of laws provisions. Merchant and Guarantor irrevocably and unconditionally agree that they will not commence any action, litigation or proceeding of any kind or description, whether in law, equity, whether in contract or in or tort or otherwise, against Company or its affiliates or any director, officer, employee, member, agent, advisor and representative of Company or any of iTs affiliates in any way relating to this agreement or any related document or the transactions relating hereto or thereto in any forum other than the courts of the state of Delaware and of the united states district court for the district of Delaware, and appellate court from any thereof. Merchant and Guarantor irrevocably and unconditionally submit to the jurisdiction of such courts and agree that all claims in respect of ANY action, litigation or proceeding may be heard and determined in such Delaware state court or federal court located in Delaware. Merchant and Guarantor agree that a final judgment in any action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Merchant and Guarantor hereby irrevocably and unconditionally waive, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Merchant and Guarantor understand that their agreement to the applicability of Delaware law and venue are a material fact in Company’s willingness to enter into this agreement.

19. Ratification; Signing Authority

19.1 This Agreement shall not constitute a contract until fully executed by all parties hereto.

19.2  Each person signing this Agreement represents and warrants that he or she is duly authorized and has legal capacity to execute and deliver this Agreement. Each party represents and warrants to the other that the execution and delivery of the Agreement and the performance of such party’s obligations hereunder have been duly authorized, and that the Agreement is a valid and legal agreement binding on such party and enforceable in accordance with its terms.

20. “Stacking” Prohibited

20.1 Merchant shall not enter into any merchant cash advance or any loan agreement that relates to or involves its Future Receipts with any party other than Company for the duration of this Agreement. Company may share information regarding this Agreement with any third party in order to determine Merchant’s is compliance with this provision.  A breach of this clause will be considered a material default of the Agreement and Merchant will be subject to additional default fees and penalties.

21. Authorization to Publicize

21.1 Merchant authorizes Company and its subsidiaries and/or affiliates to use Merchant’s and Merchant’s principals’ names and likenesses, the logo of Merchant and information provided by Merchant concerning Merchant and Merchant’s use of Company’s products and services (“Testimonial Information”), and to use such Testimonial Information in various advertisements, press releases, social media posts and other marketing tools, as Company in its own discretion shall determine.  This authorization shall extend to any and all reissues of the advertisements and other marketing tools which Company, at its discretion, may choose to utilize in exploitation of its various products and services, including, but not limited to publicity, promotion and advertising.   Merchant acknowledges that only Company has the right to final inspection and approval of such materials before publication.

22. Additional Agreements

22.1 Purchase price $225,000.00 LESS Fees listed in Appendix A EQUALS $212,255 total funding amount.

22.2 EARLY PAYOFF DISCOUNT: Merchant may pay off the outstanding balance of the Specified Amount at any time prior to maturity at a discount to be calculated as follows: the then outstanding balance of the Specified Amount divided by 1.26, the quotient of which to be multiplied by 1.13, the product of which will equal the discounted payoff amount.

22.3 VALIDITY GUARANTEE: CONTEMPORANEOUSLY WITH THE EXECUTION OF THIS AGREEMENT, THE PRINCIPAL(S) OF MERCHANT WILL BE ENTERING INTO A GUARANTEE OF ACCOUNTS VALIDITY AND PERFORMANCE AGREEMENT, WHICH SHALL BE CONSIDERED PART OF THIS AGREEMENT.

[SIGNATURE PAGE TO FOLLOW]

Signature Page

“COMPANY”

CHANGE CAPITAL HOLDINGS I, LLC

By:
Name:	Raffi Azadian
Title:	Managing Member
Date:

“MERCHANT”

RECRUITER.COM GROUP, INC.

By:
Name:	Miles Lewis Jennings
Title:	Chief Executive Officer
Date:

RECRUITER.COM, INC.

By:
Name:	Miles Lewis Jennings
Title:	Chief Executive Officer
Date:

RECRUITER.COM RECRUITING SOLUTIONS LLC

By:
Name:	Miles Lewis Jennings
Title:	Chief Executive Officer
Date:

VOCAWORKS, INC.

By:
Name:	Miles Lewis Jennings
Title:	Chief Executive Officer
Date:

“Guarantor”

By:
Name:	Miles Lewis Jennings
Date: